EXHIBIT A: JOINT FILING AGREEMENT

                           Joint Filing Statement
                           ----------------------

     In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities Exchange Act of 1934, as amended, the persons or entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13G (including any and all amendments thereto) with respect to the Exchangeable Shares of Battle Mountain Canada Ltd. that are exchangeable into common stock of Battle Mountain Gold Company, on a one-for-one basis, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 10th day of February 2000.

                                 NORANDA INC.


                                 By:    /s/ Kevin N. Thompson
                                      --------------------------------
                                       Name:  Kevin N. Thompson
                                       Title: Vice-President, Secretary
                                              and General Counsel

                                 EDPERPARTNERS LIMITED


                                 By:   /s/ R. J. Harding
                                      --------------------------------
                                       Name:  R. J. Harding
                                       Title: Director

                                 EDPERBRASCAN CORPORATION


                                 By:   /s/ Blake Lyon
                                      --------------------------------
                                       Name:  Blake Lyon
                                       Title: Vice-President, Finance